UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 16, 2016

Tesoro Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas		78259-1828
(Address of principal executive offices)		(Zip Code)

(210) 626-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 16, 2016, Tesoro Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Western Refining, Inc., a Delaware corporation (“Western”), Tahoe Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub 1”), and Tahoe Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub 2”), pursuant to which Merger Sub 1 will merge with and into Western (the “First Merger” and, if a second merger election as discussed below is not made, the “Merger”), with Western surviving the First Merger as a wholly owned subsidiary of the Company.

Subject to the terms and conditions set forth in the Merger Agreement, upon consummation of the First Merger, each share of Western common stock, par value $0.01 per share (each, a “Western Share”) issued and outstanding immediately prior to the effective time of the First Merger (excluding Western Shares owned by the Company or Western or any of their respective direct or indirect wholly owned subsidiaries that are not held on behalf of third parties) will be converted into and become exchangeable for, at the election of the holder of such Western Share, either (a) $37.30 in cash or (b) 0.4350 shares of common stock, par value $0.16 2⁄3 per share, of the Company (“Company Shares”), in each case without interest.

Cash elections will be subject to proration if cash elections are made in respect of more than approximately 10.8 million Western Shares. Stock elections are not subject to proration. Western Shares in respect of which no cash election or stock election is validly made will be deemed to be Western Shares in respect of which stock elections have been made.

The Merger Agreement permits either the Company or Western to require that the surviving corporation of the First Merger (i.e., Western) be merged with and into Merger Sub 2 immediately following the effective time of the First Merger, with Merger Sub 2 being the surviving company from the second merger (the “Second Merger” and, if the second merger election is made, collectively with the First Merger, the “Merger”) if the requiring party reasonably believes, based on legal advice, that the Second Merger is necessary to enable the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

The completion of the Merger is subject to certain customary mutual conditions, including (i) the receipt of the required approvals from Western’s and the Company’s stockholders, (ii) the Company’s registration statement on Form S-4 having become effective under the Securities Act of 1933, (iii) the Company Shares issuable in connection with the First Merger having been approved for listing on the New York Stock Exchange, subject to official notice of issuance, (iv) the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, (v) the absence of any governmental order or law prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement and (vi) there not having been imposed a burdensome condition in connection with the expiration or termination of the waiting period applicable under the Hart-Scott-Rodino Act. The obligation of each party to consummate the Merger is also conditioned upon (i) compliance by the other party in all material respects with its pre-closing obligations under the Merger Agreement and (ii) the accuracy of the representations and warranties of the other party as of the date of the Merger Agreement and as of the closing (subject to customary materiality qualifiers). Western’s obligation to complete the Merger is additionally subject to its receipt of a tax opinion to the effect that the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

The Company and Western have made customary representations, warranties and covenants in the Merger Agreement. Subject to certain exceptions, the Company and Western have agreed, among other things, to covenants relating to (i) the conduct of their respective businesses during the interim period between the execution of the Merger Agreement and the consummation of the First Merger, (ii) the use of their respective reasonable best efforts, subject to certain exceptions, to obtain governmental and regulatory approvals, (iii) obligations to facilitate the Western stockholders’ consideration of, and voting upon, the adoption of the Merger Agreement and certain related matters as applicable and the Company’s stockholders’ consideration of, and voting upon, the issuance of Company Shares in the First Merger and certain related matters as applicable, (iv) the recommendation by the board of directors of Western in favor of the adoption by its stockholders of the Merger Agreement, subject to certain exceptions, (v) the recommendation by the board of directors of the Company in favor of the issuance of Company Shares in the First Merger, subject to certain exceptions, (vi) non-solicitation obligations of Western and the Company relating to alternative acquisition proposals and (vii) the use of reasonable best efforts by the Company to take certain steps to obtain debt financing at the closing of the Merger to the extent the proceeds thereof are needed to pay the cash consideration and all other cash amounts required to be paid in connection with the closing of the Merger.

The Merger Agreement permits the Company to continue paying a regular quarterly dividend of up to $0.55 per Company Share and permits Western to continue paying a regular quarterly dividend of up to $0.38 per share.

The Merger Agreement contains certain termination rights that may be exercised by either the Company or Western, including in the event that (i) both parties agree by mutual written consent to terminate the Merger Agreement, (ii) the Merger is not consummated by November 16, 2017 (the “Outside Date”), (iii) the approval required from either the Company’s or Western’s stockholders is not obtained or (iv) any law or order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger having become final and non-appealable. In addition, in certain circumstances, Western may terminate the Merger Agreement (i) in order to enter into an unsolicited alternative acquisition proposal that constitutes a “Company Superior Proposal” (as that term is defined in the Merger Agreement), subject to Western having first complied with certain match right obligations, (ii) if the Company’s board of directors changes or adversely modifies (or has been deemed to have changed or adversely modified) its recommendation that the Company stockholders vote in favor of the issuance of Company Shares in connection with the Merger (the “Company Recommendation”), subject to the Company having first complied with certain match right obligations if the change of Company Recommendation is in response to a “Parent Intervening Event” (as such term is defined in the Merger Agreement) or (iii) if the Company breaches any of its representations, warranties, covenants or agreements contained in the Merger Agreement such that the closing condition relating thereto would not be satisfied (subject to cure periods in certain circumstances). The Company may additionally terminate the Merger Agreement (i) in order to enter into an unsolicited alternative acquisition proposal that constitutes a “Parent Superior Proposal” (as that term is defined in the Merger Agreement), subject to the Company having first complied with certain match right obligations, (ii) if Western’s board of directors changes or adversely modifies (or has been deemed to have changed or adversely modified) its recommendation that Western’s stockholders vote in favor of the adoption of the Merger Agreement (the “Western Recommendation”), subject to Western having first complied with certain match right obligations if the change of Western Recommendation is in response to a “Company Intervening Event” (as such term is defined in the Merger Agreement) or (iii) if Western breaches any of its representations, warranties, covenants or agreements contained in the Merger Agreement such that the closing condition relating thereto would not be satisfied (subject to cure periods in certain circumstances).

If the Merger Agreement is terminated (i) by the Company as a result of (a) a Western Recommendation change prior to the Western stockholder approval having been obtained or (b) a willful and material breach by Western or its representatives of its non-solicitation obligations relating to alternative acquisition proposals, or (ii) by Western as a result of Western entering into a definitive agreement with respect to a “Company Superior Proposal” (as such term is defined in the Merger Agreement), then Western will be obligated to pay the Company a termination fee equal to $120 million in cash (the “Termination Fee”).

Furthermore, if (i) the Merger Agreement is terminated (a) by the Company or Western due to the First Merger not having been consummated by the Outside Date or due to the required approval by Western’s stockholders not having been obtained, or (b) by the Company if Western has breached any of its representations, warranties, covenants or agreements contained in the Merger Agreement (other than a willful and material breach by Washington or its representatives of its non-solicitation obligations relating to alternative acquisition proposals), (ii) an alternative acquisition proposal for more than 50% of Western’s total voting power or total assets has been publicly announced after the date of the Merger Agreement and not publicly unconditionally withdrawn prior to the Western stockholder meeting, and (iii) within 12 months following the date of such termination, (a) the board of directors of Western recommends in favor of an alternative acquisition proposal for more than 50% of Western’s total voting power or total assets, (b) Western enters into an agreement providing for the consummation of such an alternative acquisition proposal or (c) an alternative acquisition proposal is consummated, then Western will be obligated to pay the Company the Termination Fee (net of any no vote fee paid).

If the Merger Agreement is terminated (i) by Western as a result of (a) a Company Recommendation change prior to the Company stockholder approval having been obtained or (b) a willful and material breach by the Company or its representatives of its non-solicitation obligations relating to alternative acquisition proposals, or (ii) by the Company to enter into a definitive agreement with respect to a “Parent Superior Proposal” (as such term is defined in the Merger Agreement), then the Company will be obligated to pay Western a fee equal to $240 million in cash (the “Reverse Termination Fee”).

Furthermore, if (i) the Merger Agreement is terminated (a) by the Company or Western due to the First Merger not having been consummated by the Outside Date or due to the required approval by the Company’s stockholders not having been obtained, or (b) by Western if the Company has breached any of its representations, warranties, or covenants contained in the Merger Agreement (other than a willful and material breach by the Company or its representatives of its non-solicitation obligations in respect of alternative acquisition proposals), (ii) an alternative acquisition proposal for more than 50% of the Company’s total voting power or total assets has been publicly announced after the date of the Merger Agreement and not publicly unconditionally withdrawn prior to the Company’s stockholder meeting, and (iii) within 12 months following the date of such termination, (a) the board of directors of the Company recommends in favor of an alternative acquisition proposal for more than 50% of the Company’s total voting power or total assets, (b) the Company enters into an agreement providing for the consummation of such an alternative acquisition proposal, or (c) an alternative acquisition proposal is consummated, then the Company will be obligated to pay Western the Reverse Termination Fee (net of any no vote fee paid).

Additionally, if the Merger Agreement is terminated by the Company or Western due to the required approval by Western’s stockholders not having been obtained at the Western stockholders meeting, Western will be obligated to pay to the Company an amount equal to $41,100,000, and if the Merger Agreement is terminated by the Company or Western due to the required approval by the Company’s stockholders not having been obtained, the Company will be obligated to pay to Western an amount equal to $41,100,000 (such fee, whether paid by the Company or Western, the “No Vote Fee”). The amount of any No Vote Fee paid by the Company or Western will be credited to and reduce any future obligation of Western to pay the Termination Fee or the Company to pay the Reverse Termination Fee, respectively.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the actual Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Financing the Merger

In connection with the Merger, the Company entered into a financing commitment letter (the “Commitment Letter”) with Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC for a 364-day senior unsecured bridge facility in an aggregate principal amount not to exceed $2.15 billion (the “Bridge Facility”), for the purposes of financing a portion of the cash consideration payable under the terms of the Merger Agreement and to repay or redeem certain of Western and its subsidiaries’ indebtedness. Any undrawn commitments under the Bridge Facility will automatically be terminated on the date of the closing. The Bridge Facility will be subject to representations, warranties and covenants that, subject to certain agreed modifications, will be are substantially similar to the Company’s existing revolving credit agreement, which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (“SEC”) on September 30, 2016 (the “Existing Credit Agreement”).

The Company expects to replace some or all of the Bridge Facility prior to the closing of the Merger with permanent financing comprised of debt, including a term loan facility. There can be no assurance that the permanent financing will be completed.

The Commitment Letter also contemplates certain amendments to the Company’s Existing Credit Agreement in connection with the Merger, and to the extent the proposed amendments to the Existing Credit Agreement are not obtained, a senior secured backstop credit facility (“Backstop Facility”) in an amount up to $2.0 billion for purposes of refinancing the Existing Credit Agreement.

The funding of the Bridge Facility and the effectiveness of the Backstop Facility is subject to the Company’s compliance with customary terms and conditions precedent as set forth in the Commitment Letter, including, among others, (i) the execution and delivery by the Company of definitive documentation consistent with the Commitment Letter and (ii) that the Merger shall have been, or substantially simultaneously with the funding under the Bridge Facility and the effectiveness of the Backstop Facility shall be, consummated in accordance with the terms of the Merger Agreement.

The aggregate proceeds of the debt financing, together with the available cash of the Company, will be sufficient for the Company to pay the aggregate cash consideration, refinance certain indebtedness of Western and its subsidiaries, and pay all related fees and expenses payable in connection with the Merger.

The foregoing description of the Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by reference to the actual Commitment Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Voting Agreements

On November 16, 2016, concurrently with the execution of the Merger Agreement, the Company, Merger Sub 1, Merger Sub 2 and Western entered into three separate voting agreements (each, a “Voting Agreement”) with (i) Paul L. Foster and Franklin Mountain Investments, LP, (ii) Jeff A. Stevens, and (iii) Scott D. Weaver (each, a “Stockholder” and collectively, the “Stockholders”) pursuant to each of which, among other things and subject to the terms and conditions therein, the Stockholder(s) party thereto have agreed to vote all of the Western Shares beneficially owned by them (the “Covered Shares”) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, including the Merger, and to not vote in favor of any alternative acquisition proposal or other action or agreement that would reasonably be expected to adversely affect the Merger.

The Voting Agreements also generally prohibit the Stockholders from transferring the Covered Shares. The Voting Agreements terminate upon the earlier of the termination of the Merger Agreement and the time the Merger becomes effective.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the actual Voting Agreements, copies of which are filed as Exhibits 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement, Commitment Letter and Voting Agreements have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company, Western or their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about the Company or Western included in their public reports filed with the SEC. The representations, warranties and covenants contained in the Merger Agreement, the Commitment Letter and Voting Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the respective parties to such agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the respective parties to such agreements instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or of any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, the Commitment Letter and the Voting Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01 Other Events.

On November 17, 2016, the Company and Western issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

FORWARD LOOKING STATEMENTS

This communication contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the proposed merger, integration and transition plans, synergies, opportunities, anticipated future performance, expected share buyback program and expected dividends. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, the expected timing and likelihood of completion of the proposed merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed merger that could reduce anticipated benefits or cause the parties to abandon the transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of the Company may not approve the issuance of new shares of common stock in the merger or that stockholders of Western may not approve the merger agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock or Western’s common stock, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company and Western to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies, the risk that the combined company may not buy back shares, the risk of the amount of any future dividend the Company may pay, and other factors. All such factors are difficult to predict and are beyond the Company’s control, including those detailed in the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K that are available on its website at http://www.tsocorp.com and on the SEC website at http://www.sec.gov, and those detailed in Western’s annual reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K that are available on Western’s website at http://www.wnr.com and on the SEC website at http://www.sec.gov. Western’s forward-looking statements are based on assumptions that Western believes to be reasonable but that may not prove to be accurate. The Company undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which the Company becomes aware of, except as required by applicable law or regulation. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

No Offer or Solicitation:

This communication relates to a proposed business combination between Western and the Company. This announcement is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It:

This communication may be deemed to be solicitation material in respect of the proposed transaction between the Company and Western. In connection with the proposed transaction, Western and/or the Company may file one or more proxy statements, registration statements, proxy statement/prospectus or other documents with the SEC. This communication is not a substitute for the proxy statement, registration statement, proxy statement/prospectus or any other documents that the Company or Western may file with the SEC or send to stockholders in connection with the proposed transaction. STOCKHOLDERS OF THE COMPANY AND WESTERN ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT(S), REGISTRATION STATEMENT(S) AND/OR PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Western and/or the Company, as applicable. Investors and security holders will be able to obtain copies of these documents, including the proxy statement/prospectus, and other documents filed with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by the Company will be made available free of charge on the Company’s website at http://www.tsocorp.com or by contacting the Company’s Investor Relations Department by phone at 210-626-6000. Copies of documents filed with the SEC by Western will be made available free of charge on Western’s website at http://www.wnr.com or by contacting Western’s Investor Relations Department by phone at 602-286-1530 or 602-286-1533.

Participants in the Solicitation:

The Company and its directors and executive officers, and Western and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock and Western’s common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on March 22, 2016, and in the other documents filed after the date thereof by the Company with the SEC. Information about the directors and executive officers of Western is set forth in the proxy statement for Western’s 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 22, 2016, and in the other documents filed after the date thereof by Western with the SEC. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Item 9.01 — Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger among Western Refining, Inc., Tesoro Corporation, Tahoe Merger Sub 1, Inc., and Tahoe Merger Sub 2, LLC, dated as of November 16, 2016.*

10.1	Commitment Letter, dated November 16, 2016, among Tesoro Corporation, Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC.

10.2	Voting and Support Agreement by and among Western Refining, Inc., Tesoro Corporation, Tahoe Merger Sub 1, Inc., Tahoe Merger Sub 2, LLC, Paul L. Foster and Franklin Mountain Investments, dated as of November 16, 2016.

10.3	Voting and Support Agreement by and among Western Refining, Inc., Tesoro Corporation, Tahoe Merger Sub 1, Inc., Tahoe Merger Sub 2, LLC, and Jeff A. Stevens, dated as of November 16, 2016.

10.4	Voting and Support Agreement by and among Western Refining, Inc., Tesoro Corporation, Tahoe Merger Sub 1, Inc., Tahoe Merger Sub 2, LLC, and Scott D. Weaver, dated as of November 16, 2016.

99.1	Joint Press Release of Western Refining, Inc. and Tesoro Corporation, dated as of November 17, 2016.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Tesoro Corporation agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESORO CORPORATION

By	/s/ Steven M. Sterin
Name:	Steven M. Sterin
Title:	Executive Vice President and Chief Financial Officer

Date: November 18, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger among Western Refining, Inc., Tesoro Corporation, Tahoe Merger Sub 1, Inc., and Tahoe Merger Sub 2, LLC, dated as of November 16, 2016.*

10.1	Commitment Letter, dated November 16, 2016, among Tesoro Corporation, Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC.

10.2	Voting and Support Agreement by and among Western Refining, Inc., Tesoro Corporation, Tahoe Merger Sub 1, Inc., Tahoe Merger Sub 2, LLC, Paul L. Foster and Franklin Mountain Investments, dated as of November 16, 2016.

10.3	Voting and Support Agreement by and among Western Refining, Inc., Tesoro Corporation, Tahoe Merger Sub 1, Inc., Tahoe Merger Sub 2, LLC, and Jeff A. Stevens, dated as of November 16, 2016.

10.4	Voting and Support Agreement by and among Western Refining, Inc., Tesoro Corporation, Tahoe Merger Sub 1, Inc., Tahoe Merger Sub 2, LLC, and Scott D. Weaver, dated as of November 16, 2016.

99.1	Joint Press Release of Western Refining, Inc. and Tesoro Corporation, dated as of November 17, 2016.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Tesoro Corporation agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.